Exhibit 10.3

M&T Place, 255 East Avenue, Rochester, NY 14604

October 7, 2013

Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624

Attention:	John J. Zimmer, Senior Vice President of Finance and Chief Financial Officer

Re:	Obligations of Transcat, Inc. (the “Company”) to Manufacturers and Traders Trust Company (the “Lender”)

Dear Mr. Zimmer:

The Company and Lender are parties to the Credit Facility Agreement dated as of September 20, 2012 (the “Credit Agreement”).  Capitalized terms below have the meanings given to them in the Credit Agreement.

For purposes of calculating the Fixed Charge Coverage Ratio, the Lender hereby agrees that payments made to repurchase stock of the Company during the fiscal quarters ending September 30, 2013 through and including March 31, 2014 shall be excluded from Restricted Payments included in Fixed Charges.  Such payments shall continue to be treated as Restricted Payments for all other purposes, including without limitation Section 7.8(a)(iv) of the Credit Agreement.

Except as expressly provided herein, all other provisions of the Credit Agreement remain in full force and effect.

Very truly yours,

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Curt S. Provenzo
Curt S. Provenzo
Vice President